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                                                                    Exhibit 99.8



                                     NOTICE
                                       by
                              MEDFORD BANCORP, INC.
                                     to the
                         FEDERAL RESERVE BANK OF BOSTON
                                   pursuant to
            SECTION 225.17 OF REGULATION Y (12 C.F.R. Section 225.17)
                                      for a
                       ONE-BANK HOLDING COMPANY FORMATION


         Medford Bancorp, Inc., Medford, Massachusetts, a Massachusetts corporation ("Bancorp"), hereby submits this notice (the "Notice") to the Federal Reserve Bank of Boston ("Reserve Bank") under Section 225.17 of Regulation Y ("Section 225.17") of the proposed acquisition by Bancorp of 100% of the voting shares of Medford Savings Bank, Medford, Massachusetts, a Massachusetts-chartered savings bank ("Medford") (the "Proposed
Reorganization"). Medford currently is a publicly held bank, with its stock listed on the NASDAQ National Market System ("NASDAQ").

         As is more fully discussed below, the Proposed Reorganization involves a change in the corporate structure of Medford by which Bancorp would become the holding company of Medford and a unitary bank holding company with its stock traded on NASDAQ. As is also discussed more fully below, Medford believes a holding company structure provides more flexibility to respond to market demands and thus will enable it to compete more effectively against the much larger competitors in its market.

         The first part of this Notice describes the parties, purposes and terms of the Proposed Reorganization. The second part then addresses each of the specific requirements of Section 225.17. All factual information stated herein has been provided by Medford.


                                  INTRODUCTION

DESCRIPTION OF THE PARTIES

         Bancorp

         Bancorp was organized as a Massachusetts corporate subsidiary of Medford in July, 1997 for the sole purpose of becoming the holding company of Medford in accordance with Massachusetts law. Upon completion of the Proposed Reorganization, Medford will be a wholly owned subsidiary of Bancorp, and Bancorp will thereby become a bank holding company.
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         Bancorp currently is a shell subsidiary. When Bancorp becomes the holding company of Medford, its principal activities will be related to its holding of Medford stock. In the future, upon receipt of all necessary regulatory approvals, Bancorp may acquire banks or companies engaged in bank-related activities and may engage in such activities as may be permitted by applicable law, although no such activities or acquisitions are contemplated at this time.

         Medford

         Medford was organized in 1869 as a Massachusetts mutual savings bank. Medford converted from mutual to stock form on March 18, 1986 and issued 3,680,000 shares of common stock.

         Until January, 1996, Medford had two wholly-owned subsidiaries: Medco Realty, Inc. ("Medco") and Medford Securities Corporation ("MSC"). Medco engaged in the ownership and maintenance of certain buildings leased to Medford and, to the extent excess space was available, third parties. Medford elected to dissolve Medco in January, 1996, and acquired all of its assets and liabilities. MSC was established as a wholly owned subsidiary of Medford in February, 1995 and became operational on March 1, 1995. MSC is a securities corporation engaged exclusively in bank-permissible buying and selling of securities.

         Medford is principally engaged in the business of attracting deposits from the general public, originating residential and commercial real estate mortgages and consumer and commercial loans, and investing in securities. Medford is headquartered in Medford, Massachusetts, which is located approximately seven miles north of downtown Boston. It has a network of sixteen banking offices located in Medford, Malden, Arlington, Belmont, Burlington, North Reading, Waltham, and Wilmington. Medford's primary market area includes these communities as well as other cities and towns in Middlesex County and the surrounding area north of Boston.

         Medford also offers savings bank life insurance ("SBLI") in accordance with Massachusetts law. Medford intends to continue offering SBLI after the Proposed Reorganization, and submits that such activity would continue to be permissible pursuant to Section 3(f) of the Bank Holding Company Act of 1956, as amended.

         At June 30, 1997, Medford had total assets of $1,072,557,000, total deposits of $824,611,000, and total stockholders' equity of $96,458,000. For the fiscal year ended December 31, 1996 and the six month period ended June 30, 1997, Medford had net income of $10,429,000 and $5,923,000 respectively. On June 30, 1997, Medford's leverage ratio was 8.49% and its Tier 1 risk-based and total risk-based capital ratios were 14.89% and 16.03%, respectively. As a result, Medford is considered "well-capitalized" under applicable prompt corrective action regulations. Copies of Medford's 1996 Annual Report and most recent quarterly report on Form F-4 are attached hereto as Exhibit 1.

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PURPOSE OF THE TRANSACTION

         The Board of Directors of Medford believes that a holding company structure will provide flexibility for meeting the future financial needs of Medford and responding to competitive conditions in the financial services market. For example, although no transactions are presently contemplated, the holding company structure will facilitate the acquisition of other banks as well as other companies engaged in bank-related activities if and when opportunities arise. In this regard, a holding company structure would permit an acquired entity to operate on a more autonomous basis as a wholly-owned subsidiary of Bancorp rather than as a division of Medford. This more autonomous operation may be decisive in acquisition negotiations. In addition, the stock of Bancorp might serve as appropriate consideration in any such acquisition.

         Moreover, as a bank holding company, Bancorp will not be subject to the same regulatory restrictions as Medford, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. In addition, Bancorp will not be subject to the same regulatory limitations on the amounts which it can invest in its subsidiaries and other businesses and will not be required to obtain regulatory approval before issuing shares of its capital stock, except under certain circumstances. Moreover, providing even further operational flexibility, the repurchase of stock by Bancorp will not be subject to the same significant adverse tax consequences as a repurchase of stock by Medford, and, except under certain circumstances, no regulatory approval is required for such repurchase by Bancorp.

DESCRIPTION OF THE PROPOSED REORGANIZATION

         The Proposed Reorganization will be effected pursuant to a Plan of Reorganization and Acquisition dated as of July 29, 1997, by and between Bancorp and Medford (the "Plan of Reorganization"), a copy of which is attached as
Exhibit 2 hereto, in accordance with Massachusetts General Laws, Chapter 172,
Section 26B ("Section 26B").(1)

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     (1) The Plan of Reorganization provides that it shall not become effective until all of the following first shall have occurred: (i) the Plan of Reorganization shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding common stock of Medford at a meeting of such stockholders called for such purpose, (ii) the Plan of Reorganization shall have been approved by the Massachusetts Commissioner of Banks and a copy of the Plan of Reorganization with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B, (iii) any approval, consent or waiver required by the Board of Governors of the Federal Reserve System shall have been received and any waiting period imposed by applicable law shall have expired, (iv) Medford shall have received a favorable opinion from its counsel, satisfactory in form and substance to Medford, with respect to the federal income tax consequences of the Plan of Reorganization and the acquisition contemplated thereby, (v) the shares of Bancorp common stock (together with associated preferred stock purchase rights) to be issued to the holders of common stock of Medford pursuant to the Proposed Reorganization shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws, and (vi) Medford and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by Medford or Bancorp, prior to the consummation of

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         In accordance with Section 26B, the Plan of Reorganization was approved by the Board of Directors of Bancorp and Medford on July 29, 1997. The Plan of Reorganization also was approved by the holders of more than two-thirds of the outstanding shares of Medford's common stock entitled to vote at a special meeting of Medford's stockholders held on September 16, 1997. A copy of the proxy statement delivered to the stockholders in connection with the Proposed Reorganization (the "Proxy Statement") is attached hereto as Exhibit 3.

         Under the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of the common stock of Medford, and each stockholder of Medford who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp common stock for each share of common stock of Medford held immediately prior to the consummation of the Proposed Reorganization, together with certain associated preferred stock purchase rights issued pursuant to Medford's Shareholder Rights Plan (see below in this section for a discussion of the Shareholder Rights Plan). On the effective date of the Proposed Reorganization, each share of common stock of Medford will be automatically converted into and exchanged for one share of Bancorp common stock (together with associated preferred stock purchase rights).

         The number of shares of Bancorp common stock to be issued at the effective time of the Proposed Reorganization will equal the number of shares of common stock of Medford issued and outstanding immediately prior thereto, less the number of shares of common stock of Medford held by dissenting stockholders.(2) Shares of Bancorp common stock that would have been issued had dissenting stockholders not dissented will remain as authorized but unissued shares of Bancorp common stock. The shares of Bancorp common stock that are outstanding prior to the effective time of the Proposed Reorganization, all of which are presently held by Medford, will be cancelled as part of the Proposed Reorganization.

         After consummation of the Proposed Reorganization, Medford, as a subsidiary of Bancorp, will continue to serve the communities it presently serves from its existing office locations. In connection with the Proposed Reorganization, Medford currently intends to transfer up to approximately $7 million to Bancorp, which amount does not exceed the accumulated earnings and profits for tax purposes of Medford as of June 30, 1997. If such a transfer to Bancorp had been made on June 30, 1997, the leverage, Tier 1 risk-based, and total risk-based capital ratios of Medford would have been approximately 7.88%, 13.89% and

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the acquisition provided for by the Plan of Reorganization and to Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of common stock of Medford acquired by it thereunder.

     (2) Medford has received a letter from a single stockholder objecting to the Proposed Reorganization and demanding payment for his shares if the Proposed Reorganization is consummated. The stockholder holds 2,170 shares of Medford common stock, which represents less than 0.1% of the total number of shares outstanding. Medford is uncertain whether the stockholder intends to complete the statutory dissent process.

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     15.05%, respectively, resulting in it still being considered
"well-capitalized" under the applicable prompt corrective action regulations.(3)

         The Charter and By-laws of Medford will not be affected by consummation of the Proposed Reorganization, and the Articles of Organization and By-laws of Bancorp are substantially identical to those of Medford. The Medford Savings Bank 1993 Stock Option Plan and the Medford Savings Bank 1986 Stock Option Plan will become stock option plans of Bancorp. All other stock related benefit plans of Medford will be unchanged by the Proposed Reorganization, except that any plan which refers to the common stock of Medford, such as the Employee Stock Ownership Plan, will, following the completion of the Proposed Reorganization, be deemed to refer instead to Bancorp common stock.

         Medford's Shareholder Rights Plan, pursuant to which the preferred stock purchase rights were provided to shareholders, will be amended so that it will be assumed by Bancorp following the Proposed Reorganization. Accordingly, the outstanding rights issued pursuant to the Shareholder Rights Plan will be assumed by, and deemed to be rights issued by, Bancorp. The Shareholder Rights Plan, as amended, will be substantially similar to the plan as currently in effect. The Shareholders Rights Plan is more fully described on page 13 of the Proxy Statement.

         The Directors, officers and other employees of Medford will be unchanged by the Proposed Reorganization. The Directors of Bancorp will initially consist of the ten persons currently serving as members of the Board of Directors of Medford. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of Bancorp will initially be the persons serving identical roles with respect to Medford.


                               NOTICE REQUIREMENTS

         Having provided in the Introduction a general description of the Proposed Reorganization, the parties thereto, and the purposes thereof, this Notice now specifically details why the Proposed Reorganization qualifies for eligibility under the notice procedures of Section 225.17(a), and further discusses why the Proposed Reorganization satisfies each of the requirements set forth in Section 225.17(b) and is worthy of Federal Reserve System approval. For ease of review, the text of each applicable item of Section 225.17 has been enclosed in a box.

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     (3) Due to a recent update of financial information regarding Medford, these pro forma capital ratios differ immaterially from those stated in the Proxy Statement. As already mentioned, however, Medford will remain "well-capitalized" pursuant to applicable prompt corrective action regulations under the revised numbers.

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                   SECTION 225.17(a) ELIGIBILITY REQUIREMENTS

         To qualify for the notice procedure under Section 225.17, a proposal must satisfy the criteria set forth at Section 225.17(a) of Regulation Y. As discussed below, the Proposed Reorganization satisfies each of the first seven conditions and will satisfy the eighth condition upon expiration of the 30-day period following notice to the Reserve Bank, assuming no objection or a request for an application under Section 225.15 of Regulation Y is received during such period.


         (1) THE SHAREHOLDER OR SHAREHOLDERS WHO CONTROL AT LEAST 67 PERCENT OF THE SHARES OF THE BANK WILL CONTROL, IMMEDIATELY AFTER THE REORGANIZATION, AT LEAST 67 PERCENT OF THE SHARES OF THE HOLDING COMPANY IN SUBSTANTIALLY THE SAME PROPORTION, EXCEPT FOR CHANGES IN SHAREHOLDERS' INTERESTS RESULTING FROM THE EXERCISE OF DISSENTING SHAREHOLDERS' RIGHTS UNDER STATE OR FEDERAL LAW;

         In accordance with the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of common stock of Medford and each stockholder of Medford who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp common stock for each share of common stock of Medford held immediately prior to the consummation of the Proposed Reorganization. As a result, this condition is satisfied.


         (2) NO SHAREHOLDER, OR GROUP OF SHAREHOLDERS ACTING IN CONCERT, WILL, FOLLOWING THE REORGANIZATION, OWN OR CONTROL 10 PERCENT OR MORE OF ANY CLASS OF VOTING SHARES OF THE BANK HOLDING COMPANY, UNLESS THAT SHAREHOLDER OR GROUP OF SHAREHOLDERS WAS AUTHORIZED, AFTER REVIEW UNDER THE CHANGE IN BANK CONTROL ACT OF 1978 (12 U.S.C. 1817(j)) BY THE APPROPRIATE FEDERAL BANKING AGENCY FOR THE BANK, TO OWN OR CONTROL 10 PERCENT OR MORE OF ANY CLASS OF VOTING SHARES OF THE BANK;

         Based on Medford's stockholders, a list of which as of the record date (July 31, 1997) of the special meeting of stockholders to consider the Proposed Reorganization is attached hereto as Confidential Exhibit 4, no stockholder, or group of stockholders acting in concert, is contemplated to own or control 10% or more of any class of voting shares of Bancorp following the Proposed Reorganization.(4)

         With respect to the footnote in Section 225.17 concerning this requirement, no company (other than Bancorp) will be required to register as a bank holding company as a result of the Proposed Reorganization. Furthermore, as indicated above, Bancorp is not being organized in mutual form.

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     (4) Medford has not become aware of any information since the record date which would lead to a belief that any significant shifting in stock ownership has occurred since the record date or will occur prior to the consummation of the Proposed Reorganization.

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         (3)      THE BANK IS ADEQUATELY CAPITALIZED (AS DEFINED IN SECTION 38
                  OF THE FEDERAL DEPOSIT INSURANCE ACT (12 U.S.C. 1831O));

         As is discussed in the Introduction, Medford currently is well-capitalized under applicable prompt corrective action regulations.


         (4) THE BANK HAS RECEIVED AT LEAST A COMPOSITE "SATISFACTORY" RATING AT ITS MOST RECENT EXAMINATION, IN THE EVENT THAT THE BANK WAS EXAMINED;

         As demonstrated in the certificate attached hereto as Confidential
Exhibit 5, the requirements of Section 225.17(a)(4) have been satisfied.


         (5) AT THE TIME OF THE REORGANIZATION, NEITHER THE BANK NOR ANY OF ITS OFFICERS, DIRECTORS, OR PRINCIPAL SHAREHOLDERS IS INVOLVED IN ANY UNRESOLVED SUPERVISORY OR ENFORCEMENT MATTERS WITH ANY APPROPRIATE FEDERAL BANKING AGENCY;

         Neither Medford nor any of its officers or directors is involved in any unresolved supervisory or enforcement matters with any appropriate federal banking agency. Medford had no principal shareholders (as defined in Section 225(2)(n)(2) of Regulation Y) as of July 31, 1997, and none are contemplated to exist at the consummation of the Proposed Reorganization.


         (6) THE COMPANY DEMONSTRATES THAT ANY DEBT THAT IT INCURS AT THE TIME OF THE REORGANIZATION, AND THE PROPOSED MEANS OF RETIRING THIS DEBT, WILL NOT PLACE UNDUE BURDEN ON THE HOLDING COMPANY OR ITS SUBSIDIARY ON A PRO FORMA BASIS;

         Bancorp will not assume any debt at the effective time of the Proposed Reorganization.


         (7) THE HOLDING COMPANY WILL NOT, AS A RESULT OF THE REORGANIZATION, ACQUIRE CONTROL OF ANY ADDITIONAL BANK OR ENGAGE IN ANY ACTIVITIES OTHER THAN THOSE OF MANAGING AND CONTROLLING BANKS; AND

         Bancorp, as a result of the Proposed Reorganization, will only directly acquire Medford and indirectly acquire Medford's existing subsidiary, MSC. Bancorp has no current plans to acquire any other banking or nonbanking interests. Attached as Exhibit 6 hereto is a pro forma organizational chart for Bancorp.


         (8) DURING THIS PERIOD, NEITHER THE APPROPRIATE RESERVE BANK NOR THE BOARD OBJECTED TO THE PROPOSAL OR REQUIRED THE FILING OF AN APPLICATION UNDER SECTION 225.15 OF THIS SUBPART.

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         Expiration of the 30-day period following receipt of this Notice by the
Reserve Bank without such objection or request will satisfy this requirement.


                      SECTION 225.17(b) NOTICE REQUIREMENTS

         Having detailed why the Proposed Reorganization qualifies for the notice procedure under Section 225.17, this Notice now demonstrates why the Proposed Reorganization would be worthy of Reserve Bank approval under Section 225.17(b) of Regulation Y.


         (1) CERTIFICATION BY THE NOTIFICANT'S BOARD OF DIRECTORS THAT THE REQUIREMENTS OF 12 U.S.C. 1842(a)(C) AND THIS SECTION ARE MET BY THE PROPOSAL;

         A copy of the required certification by Bancorp is attached as Exhibit 7 hereto.


         (2) A LIST IDENTIFYING ALL PRINCIPAL SHAREHOLDERS OF THE BANK PRIOR TO THE REORGANIZATION AND OF THE HOLDING COMPANY FOLLOWING THE REORGANIZATION, AND SPECIFYING THE PERCENTAGE OF SHARES HELD BY EACH PRINCIPAL SHAREHOLDER IN THE BANK AND PROPOSED TO BE HELD IN THE NEW HOLDING COMPANY;

         As discussed above, Medford had no principal shareholders (as defined in Section 225(2)(n)(2) of Regulation Y) as of July 31, 1997, and none are contemplated to exist at the consummation of the Proposed Reorganization. A list of all stockholders of Medford as of July 31, 1997, the record date for the special meeting of stockholders to consider the Proposed Reorganization, is attached hereto as Confidential Exhibit 4.


         (3) A DESCRIPTION OF THE RESULTING MANAGEMENT OF THE PROPOSED BANK HOLDING COMPANY AND ITS SUBSIDIARY BANK, INCLUDING (i) BIOGRAPHICAL INFORMATION REGARDING ANY SENIOR OFFICERS AND DIRECTORS OF THE RESULTING BANK HOLDING COMPANY WHO WERE NOT SENIOR OFFICERS OR DIRECTORS OF THE BANK PRIOR TO THE REORGANIZATION; AND (ii) A DETAILED HISTORY OF THE INVOLVEMENT OF ANY OFFICER, DIRECTOR, OR PRINCIPAL SHAREHOLDER OF THE RESULTING BANK HOLDING COMPANY IN ANY ADMINISTRATIVE OR CRIMINAL PROCEEDING, AND

         Management of Medford will remain unchanged after the effective time of the Proposed Reorganization. A list of the management of Bancorp after the effective time of the Proposed Reorganization is attached as Exhibit 8 hereto. As discussed above, the initial directors of Bancorp will consist of the ten persons currently serving as members of the Board of Directors of Medford. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of Bancorp will initially be the persons serving identical roles with respect to

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Medford. No officer is involved in any administrative or criminal proceeding. As discussed above, Medford did not have any principal shareholders as of July 31, 1997.


         (4) PRO FORMA FINANCIAL STATEMENTS FOR THE HOLDING COMPANY, AND A DESCRIPTION OF THE AMOUNT, SOURCE, AND TERMS OF DEBT, IF ANY, THAT THE BANK HOLDING COMPANY PROPOSES TO INCUR, AND INFORMATION REGARDING THE SOURCES AND TIMING FOR DEBT SERVICE AND RETIREMENT.

         Medford's 1996 year-end and most recent quarterly balance sheets and income statements are included in its annual report and quarterly report on Form F-4, attached as Exhibit 1. Attached as Confidential Exhibit 9 are a pro forma consolidated balance sheet at June 30, 1997 for Bancorp and pro forma capital ratios as of June 30, 1997 for Medford. As discussed more fully above, Bancorp will incur no debt at the effective time of the Proposed Reorganization.

REQUEST FOR CONFIDENTIAL TREATMENT

         Bancorp requests the Federal Reserve System to accord confidential treatment to the materials in the separately bound Confidential Exhibits volume in accordance with Part 261 of the Rules of the Board of Governors Regarding Disclosure of Information and applicable exemptions from the Freedom of Information Act. The materials contained in the Confidential Exhibits volume include privileged and confidential commercial and financial information that is not otherwise publicly available and disclosure of which would likely cause significant competitive harm to Bancorp and Medford, and material that is contained in, or related to, confidential supervisory information prepared by a federal financial institution supervisory agency that deems such information confidential. Examples of this type of information include the pro forma financial statements for Bancorp and Medford, the list of stockholders of Medford, and a certificate regarding Medford's rating at its most recent examination. As such, these materials are exempt from public disclosure requirements and entitled to confidential treatment under Section 261.8(a)(2) and (a)(3) and Section 261.17 of the Board's Rules and the Freedom of Information Act, 5 U.S.C. Section 552(b).

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         We appreciate your attention to this Notice. Please confirm receipt of an original and 6 copies of this Notice, including the Confidential Exhibits volume provided herewith, by signing or date-stamping the enclosed receipt copy of this letter and returning it to the messenger. As always, if you require additional information or have any questions concerning this Notice, please do not hesitate to call me at 570-1329 or Josefina Rotman Childress at 570-1374.

                                   Sincerely,


                                   /s/ Gregory J. Lyons
                                   --------------------
                                   Gregory J. Lyons


cc:      Arthur H. Meehan
                  Chairman, President and Chief Executive Officer
         Phillip W. Wong
                  Senior Vice President and Chief Financial Officer Paul W. Lee, P.C.